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                                                                   EXHIBIT 10.42





                                MET-COIL SYSTEMS
                                  CORPORATION

                          1997 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN





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                          MET-COIL SYSTEMS CORPORATION
                 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                               TABLE OF CONTENTS


ITEM #   ITEM DESCRIPTION                                                                PAGE NUMBER
------   ----------------                                                                -----------
1        Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2        Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
3        Number of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
4        Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
5        Grant of Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
6        Terms and Conditions of Stock Options  . . . . . . . . . . . . . . . . . . . . .   2
6.1      Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
6.2      Term of Option and Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
6.3      Exercise of Stock Option and Payment for Shares  . . . . . . . . . . . . . . . .   2
6.4      Non-Transferability of Options . . . . . . . . . . . . . . . . . . . . . . . . .   3
6.5      Termination of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
6.6      Death of Optionee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
7        Adjustment in Event of Changes in Capitalization . . . . . . . . . . . . . . . .   3
8        Rights of Stockholder, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
9        Term of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
10       Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
11       Termination and Amendment of the Plan  . . . . . . . . . . . . . . . . . . . . .   4
12       Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
13       Indemnification of Board . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
14       Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
15       No Obligation to Exercise Option . . . . . . . . . . . . . . . . . . . . . . . .   5




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                 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         1. PURPOSE. The purpose of the 1997 Non-Employees Directors Stock Option Plan (the "Plan") of Met-Coil Systems Corporation (the "Company") is to advance the interest of the Company and its stockholders by providing Non-Employee Directors of the Company and its subsidiaries, upon whose judgment, initiative and efforts the success of the Company's business largely depends, with an additional incentive to continue their efforts on behalf of the Company by providing them with an opportunity to acquire a stake in the future of the Company. Options issued under the Plan ("Options") will entitle the holders thereof to purchase Common Stock of the Company, par value $.01 ("Common Stock").

         2. PARTICIPATION. Participants in the Plan ("Optionees") will be Non-Employee Directors of the Board (the "Board"). An Optionee may hold more than one Option, but only on the terms and subject to the restrictions hereinafter set forth.

         3. NUMBER OF SHARES. The total number of shares of Common Stock reserved for distribution under the Plan will be 100,000 shares, subject to adjustment pursuant to Section 7 of the Plan. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. If and to the extent that Options are granted under the Plan, the maximum number of shares available for future grants shall be reduced by the number of shares with respect to which Options have been granted; if and to the extent Options granted under the Plan terminate, expire or are canceled without such Options having been exercised, such terminated, expired or canceled Options shall be added back to the maximum number of shares then available for the granting of future Options under this Plan.

         4. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors. A majority of such members of the Board acting at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of such members of the Board, shall be valid acts of the Board. The Board is authorized, subject to provisions of the Plan, to establish such other rules and regulations as it deems necessary to the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Options as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all Optionees and on the legal representatives and beneficiaries. No member of the Board shall be liable for any action or determination made in good faith in respect to the Plan or any option granted under it.

         5. GRANT OF STOCK OPTIONS. Options may be granted to eligible persons in such number and at such times during the term of this Plan as the Board shall determine.

         6. TERMS AND CONDITIONS OF STOCK OPTIONS. All Options granted under the Plan shall be evidenced by a written agreement executed by the Company and the Optionee and shall be in such form as the Board may from time to time determine and shall be subject to the following terms and conditions:





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                 6.1 EXERCISE PRICE.  The exercise price per share with respect to each Option shall be determined by the Board at the time of grant, but may not be less than the then Fair Market Value. If the Board does not establish an exercise price, at the time of grant, an Option shall have an exercise price equal to such Fair Market Value.

                 6.2 TERM OF OPTION AND VESTING. Each Option shall become immediately exercisable on the date of grant. Each Option shall remain exercisable for a term determined by the Board at the time of grant, provided, however, that no Option shall expire later than ten (10) years from the date of grant.

                 6.3 EXERCISE OF STOCK OPTION AND PAYMENT FOR SHARES. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor. Payment of the purchase price shall be made by presentment in any of the three following forms (or any combination thereof); cash; check (either the personal check of the Optionee, whether certified or not, or a bank check); or shares of Common Stock (whose value for such purpose shall be their Fair Market Value on the date the exercise notice is received, computed in accordance with Section 10 of the Plan). Notwithstanding the foregoing, shares of Common Stock may be used as payment by an individual subject to Section 16b-3 under the Securities Exchange Act of 1934 (the "Act"), only to the extent that such action would be exempt pursuant to Rule 16b-3 thereunder. Shares of the Common Stock used in connection with payment as herein described may not be shares obtained pursuant to Options granted under the Plan unless such shares have been held for at least two years from date of granting of the Option and one year from date of transfer of these shares to Optionee. Any person exercising an Option shall make such representations and agreement and furnish such information as the Board may in its discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act of 1933, as amended, and any other applicable legal requirements that, if at any time the Board shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, as necessary or desirable in connection with the issue or purchase of the shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Upon the determination by the Board that any of the above listings, registrations, qualifications, consent or approvals are necessary or desirable, the Company shall undertake its best efforts to obtain same. The Optionee shall have no rights against the Company if the Option is not exercisable by virtue of the foregoing provision.

                 6.4 NON-TRANSFERABILITY OF OPTIONS. No stock granted under the Plan shall be transferable by the Optionee other than by will or the law of descent and distribution and such option shall be exercisable, during his or her lifetime, only by the Optionee, and after such Optionee's death, only pursuant to the provisions of Section 6.6 hereof.

                 6.5 TERMINATION OF SERVICE. Upon termination of an Optionee's service as a Director of the Company, his or her Options shall be exercisable only as to those shares of Common Stock that were purchasable by him or her at the date of such





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termination and only for a period of three months after the date of termination, but not beyond the original expiration date of such Options. If an Optionee's services as Director is terminated for cause, all rights under his or her Options shall expire upon such termination. The Board shall determine the reason for termination of the Optionee's service and its determination shall be binding and conclusive.

                 6.6 DEATH OF OPTIONEE. Upon the death of an Optionee, whether during his or her period of service as a Director, or during the three month period referred to in the first sentence of section 6.5, his or her Options shall be exercisable by his or her legal representatives or beneficiaries only as to those shares of Common Stock that were purchasable by him or her at the time of death and only for a period of twelve (12) months after the date of his or her death, but not beyond the original expiration date of such Options.

         7. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board shall make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan and, with respect to outstanding stock options, in the number and kind of shares covered thereby and in the option price.

         8. RIGHTS OF A STOCKHOLDER, ETC. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of such shares, and nothing in this Plan or any option granted pursuant hereto shall confer on any person any right to continue in the service of the Company or to continue to perform services for the Company or interfere in any way with the right of the Company to terminate his service as a Director at any time.

         9. TERM OF PLAN. This Plan shall terminate and no Options shall be granted thereunder following a date ten (10) years following the date of enactment of this Plan by the Board of Directors. Notwithstanding the foregoing, Options granted prior to the date of the termination of the Plan may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

         10. FAIR MARKET VALUE. The term "Fair Market Value" as used herein shall mean the closing price of a share of Common Stock, but without consideration of any restrictions contained herein, on the principal securities exchange on which the Common Stock is traded on the relevant date (or on the next preceding date on which such stock was traded if no shares of Common Stock were traded on the relevant date), or if the Common Stock is not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high/ask and low/bid prices of the Common Stock, without consideration of restrictions placed on the stock issued under this Plan, in the over-the-counter ("OTC") market on the relevant date or on the next preceding date on which such a high/ask and low/bid prices were recorded, as reported by the OTC Bulletin Board. If the Common Stock of the Company is not traded on a securities exchange or in the over-the-counter market, Fair Market Value shall be determined by the Board, which may seek appraisals by qualified independent appraisers as it deems appropriate. Any qualified and independent appraisers appointed shall be paid for their services by the Company.





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         11.  TERMINATION AND AMENDMENT OF THE PLAN.  The Board may, at any
time and from time to time, terminate, modify or amend the Plan in any respect.

         12. NOTICES. All notices, requests and other documents to be given hereunder by any party hereto shall be in writing and shall be either delivered personally upon which delivery the recipient shall deliver a receipt therefor in writing, signed and dated by the recipient, or mailed by registered or certified mail, return receipt requested, to the appropriate party. Any such notice, request or other document shall be deemed received at the time of personal delivery or three business days after it is so mailed.

         13. INDEMNIFICATION OF BOARD. In addition to such other rights of indemnification as they may have as Directors, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding in which such Board member is found liable in connection with the performance of his duties (unless the conduct or inaction giving rise to liability constitutes willful misconduct or gross negligence); provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of stock pursuant to Options will be used for general corporate purposes.

         15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such option, nor shall the granting of such Option be construed to guarantee service to the Optionee.
                              *       *       *
         IN WITNESS WHEREOF, The Company has caused this document to be
executed by its duly authorized officer as of the   19th   day of   May __,
1997.


                                           MET-COIL SYSTEMS CORPORATION

                                           By      Randall J. Stodola/s/
                                              ---------------------------------

                                           Its       Vice President
                                              ---------------------------------